Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-180854) of our report dated April 13, 2012, with respect to the consolidated financial statements of Eagle Energy Company of Oklahoma, LLC for the years ended December 31, 2011 and 2010 and the period from December 11, 2009 to December 31, 2009 included in this Current Report on Form 8-K dated September 5, 2012.

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma

September 5, 2012